                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                       Contact:

                                                                     Keith Welty
                                                                    816-713-8631
                                                        KAWelty@nationalbeef.com

December 12, 2007 (Kansas City, Mo.) --- Today National Beef Packing Company LLC
announces production cutbacks to 32-36 hours in its beef processing facilities.
Production cuts will begin this week and continue for the next several weeks.
These cutbacks will reduce slaughter by approximately 10,000-15,000 head per week and impact operations at the Liberal and Dodge City, Kansas, facilities.

Tim Klein, President and COO, "Our decision to reduce hours is driven by unfavorable market conditions resulting in unprecedented losses."

National Beef Packing Company LLC is the nation's fourth largest beef processing company with a majority of its ownership held by beef producers. With sales exceeding $5.5 billion annually and 12 percent market share, National Beef processes and markets fresh beef, case-ready beef and beef by-products for domestic and international markets.

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